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                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-45457) of Amscan Holdings, Inc. and in the related Prospectus of our report dated February 23, 2004 (except for Note 20, as to which the date is March 26, 2004), with respect to the consolidated financial statements and schedule of Amscan Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Stamford, Connecticut                                /s/ Ernst & Young LLP
March 26, 2004